                   {LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP}


                                                                     Exhibit 16.


March 15, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:

We have read the statements made by Nashua Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 10, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
------------------------------
 PricewaterhouseCoopers LLP